Exhibit 99.1
First Guaranty Bancshares, Inc. Postpones Stock Offering

HAMMOND, LA., December 19, 2014 – First Guaranty Bancshares, Inc. (“First Guaranty”) (OTCQB: FGBI), the holding company of First Guaranty Bank, postponed its public stock offering, citing unfavorable market conditions.

About First Guaranty

First Guaranty, a Louisiana-based company, has approximately $1.5 billion in assets and provides personalized commercial banking services through 21 banking facilities located across Louisiana.  For more information, visit www.fgb.net.

Forward-Looking Statements

This press release includes "forward-looking statements," including with respect to the proposed public stock offering. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "plan," "seek," "comfortable with," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.  This press release is neither an offer to sell nor a solicitation of an offer to buy stock.  The offer will be made only by means of the written prospectus forming part of the registration statement.

Contact

First Guaranty Bancshares, Inc.
Alton B. Lewis, President and Chief Executive Officer
(985) 375-0350
ablewis@fgb.net